UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2022, the Board of Directors of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), appointed Vincent Tizzio to succeed Albert Benchimol as Chief Executive Officer, President and as a Class III director, effective as of the close of business on the date of the Company’s annual general meeting currently scheduled for May 4, 2023.

Mr. Tizzio, age 56, has served as CEO Specialty Insurance and Reinsurance, overseeing all business lines and front-end operations, since June 2022. He joined the Company in January 2022 as Senior Advisor – Insurance Market Strategy and future Insurance CEO. Prior to that time, Mr. Tizzio served as Executive Vice President and Head of Global Specialty at The Hartford from May 2019 to August 2021, where he led a team focused on delivering a broad array of specialty products through wholesale and retail channels. Previously, he served as President and CEO of Navigators Management Company from July 2012 to May 2019, leading the organization until its acquisition by The Hartford. Prior to this, Mr. Tizzio worked at Zurich Financial Services and AIG, serving in progressive senior leadership roles with both companies. Mr. Tizzio is qualified to serve as a director in light of his distinguished career in the insurance industry.

There are no arrangements or understandings between Mr. Tizzio and any other persons pursuant to which he was appointed as Chief Executive Officer, President and a director of the Company. There are no family relationships between Mr. Tizzio and any director or executive officer of the Company, and he is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K. The Company plans to enter into a new compensation arrangement with Mr. Tizzio in connection with this appointment.

Albert Benchimol, the Company’s current Chief Executive Officer and President, will be leaving the Company effective December 31, 2023 timed to the completion of his employment agreement. Mr. Benchimol will serve in his current role until the Company’s annual general meeting. Thereafter, Mr. Benchimol will retire as a director and serve in a transitional role as strategic advisor to the Company until December 31, 2023. Upon completion of his contract and contingent upon his execution of a general release of claims and continued compliance with the restrictive covenants in his employment agreement, Mr. Benchimol will receive the payments and benefits required under Section 4(f) of his employment agreement relating to a non-renewal of the agreement, which includes the vesting of his outstanding equity awards that remain unvested as of his separation date.

Item 7.01	Regulation FD Disclosure

On December 20, 2022, the Company issued a press release announcing the Company’s leadership transition. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Document
99.1	Press release dated December 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel